48081594.4 1 FUND ADMINISTRATION SERVICING AGREEMENT THIS FUND ADMINISTRATION SERVICING AGREEMENT (the “Agreement”) is made and entered into as of the last day written on the signature page, by and between CHURCHILL DIRECT LENDING FUND, a Delaware statutory trust (the “Fund”), and U.S. BANCORP FUND SERVICES, LLC, D/B/A/ U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”). WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end non-diversified management investment company; WHEREAS, Fund Services is, among other things, in the business of providing fund administration services for the benefit of its customers; and WHEREAS, the Fund desires to retain Fund Services to provide the fund administration services described herein, all as more fully set below. NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows: 1. Engagement of Fund Services as Administrator The Fund hereby engages Fund Services to act as administrator with respect to the Fund on the terms and conditions set forth in this Agreement, and Fund Services hereby accepts such engagement and agrees to perform the services and duties set forth in this Agreement. The services and duties of Fund Services shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against Fund Services hereunder. 2. Services and Duties of Fund Services Fund Services shall provide the following administration services to the Fund: A. General Fund Management: (1) Act as liaison among Fund service providers, including, but not limited to, custodians, transfer agents and dividend reinvestment plan administrators. (2) Supply non-investment related statistical and research data as requested. (3) Coordinate the Fund’s Board of Directors’ (the “Board of Directors” or the “Directors”) communication: a. Prepare meeting agendas and resolutions, with the assistance of Fund counsel. b. Prepare reports for the Board of Directors based on financial and

48081594.4 2 administrative data provided by the Fund. c. Recommend dividend declarations to the Board of Directors and prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders. d. Assist with the selection of the independent auditor. e. Secure and monitor fidelity bond and director and officer liability coverage, and make the necessary Securities and Exchange Commission (the “SEC”) filings relating thereto. (4) Audits: a. For the annual Fund audit, prepare appropriate schedules and materials. b. Provide requested information to independent auditors and facilitate the audit process. c. For SEC or other regulatory audits, provide requested information to the SEC or other regulatory agencies and or the Fund to assist the audit process. (5) Pay Fund expenses upon written authorization from the Fund. (6) Keep the fund records as described in the Fund Client Record Retention Matrix. B. Compliance: (1) Regulatory Compliance: a. Monitor compliance with the 1940 Act requirements including: (i) Calculation of total return and yields required to be disclosed by the SEC. (ii) Maintenance of books and records under Rule 31a-3 of the 1940 Act. (iii) Code of ethics requirements under Rule 17j-1 for the disinterested Directors, if requested to provide such service by the Fund. (iv) Section 12(d)(1)(A) of the 1940 Act – Diversification Requirement. (v) Section 18 of the 1940 Act – 300% Asset Coverage Requirement. b. Maintain awareness of applicable regulatory and operational service

48081594.4 3 issues. c. After each quarter-end and on a post-trade basis, monitor Fund’s compliance with the policies and investment limitations as set forth in its prospectus (the Prospectus”) and statement of additional information (the “SAI”) (or similar disclosure documents) included in its registration statement on Form N-2 filed with the SEC (“Registration Statement). d. Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Fund in connection with: (i) any certification required of the Fund pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”) or any rules or regulations promulgated by the SEC thereunder, and (ii) the operation of Fund Services’ compliance program as it relates to the Fund, provided the same shall not be deemed to change Fund Services’ standard of care as set forth herein. e. In order to assist the Fund in satisfying the requirements of Rule 38a-1 under the 1940 Act (the “Rule”), Fund Services will provide the Fund’s Chief Compliance Officer with reasonable access to Fund Services’ fund records relating to the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding any Material Compliance Matter (as defined in the Rule) involving Fund Services that affect or could affect the Fund. (2) Private Offering Compliance: a. File with the SEC prepared Form D filings. (3) SEC Registration and Reporting: a. Assist Fund counsel in annual update of the Registration Statement. b. Prepare and file annual and semiannual shareholder reports, Form N-CEN, Form N-CSR, Form N-PORT and Rule 24f-2 notices. As requested by the Fund, prepare and file Form N-PX filings. c. Coordinate the printing, filing and mailing of Prospectuses and shareholder reports, and amendments and supplements thereto. d. File fidelity bond under Rule 17g-1 of the 1940 Act. e. Monitor sales of Fund shares and ensure that such shares are properly registered or qualified, as applicable, with the SEC and the appropriate state authorities.

48081594.4 4 (4) IRS Compliance a. Monitor the Fund’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, review of the following: (i) Diversification requirements on a quarterly basis. (ii) Qualifying income requirements. (ii) Distribution requirements. b. Calculate required annual excise distribution amounts for the review and approval of Fund management and/or its independent accountant. C. SEC Inspections: (1) Assist in producing materials requested by the SEC. (2) Maintain records of all materials produced as requested by the SEC. D. Financial Reporting: (1) Provide financial data required by the Registration Statement. (2) Prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the Board of Directors, the SEC, and the independent auditor. (3) Supervise the Fund’s custodian and fund accountants in the maintenance of the Fund’s general ledger and the preparation of the Fund’s financial statements, including oversight of expense accruals and payments, and the declaration and payment of dividends and other distributions to shareholders. (4) Compute the yield, total return, expense ratio and portfolio turnover rate of the Fund. (5) Monitor expense accruals and make adjustments as necessary; notify the Fund’s management of adjustments expected to materially affect the Fund’s expense ratio. (6) Prepare financial statements, which include without limitation the following items: a. Schedule of Investments. b. Statement of Assets and Liabilities. c. Statement of Operations. d. Statement of Changes in Net Assets.

48081594.4 5 e. Statement of Cash Flows. f. Financial Highlights. g. Notes to Financial Statements. (7) Coordinate certification requirements pursuant to the SOX Act. (8) Assist the Fund’s Chief Executive Officer and Chief Financial Officer in connection with establishing and maintaining internal control over financial reporting (as defined in Rule 30a-3(d) under the 1940 Act) for the Fund. E. Tax Reporting: (1) Prepare for the review of independent accountants and/or Fund management the federal and state tax returns, including, without limitation, Form 1120 RIC and applicable state returns including any necessary schedules. Fund Services will prepare annual Fund federal and state income tax return filings as authorized by and based on the instructions received by Fund management and/or its independent accountant. File on a timely basis appropriate federal and state tax returns including, without limitation, Forms 1120/8613, with any necessary schedules. (2) Provide the Fund’s management and Fund’s independent accountant with tax reporting information pertaining to the Fund and available to Fund Services as required in a timely manner. (3) Prepare Fund financial statement tax footnote disclosures for the review and approval of Fund management and/or the Fund’s independent accountant. (4) Prepare and file on behalf of the Fund’s management Form 1099 MISC for payments to disinterested directors and other qualifying services providers. (5) Monitor wash sale losses. (6) Calculate Qualified Dividend Income (“QDI”) for qualifying Fund shareholders. F. If the Fund so elects, Fund Services shall provide additional services that are further described in the fee schedule, Exhibit B. 3. Compensation Fund Services shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time. Fund Services shall also be reimbursed for such miscellaneous expenses as set forth on Exhibit B hereto as are reasonably incurred by Fund Services in performing its duties hereunder. The Fund shall pay all such fees and reimbursable expenses within thirty (30) calendar days following receipt of the billing notice, except for any fee or expense

48081594.4 6 subject to a good faith dispute. The Fund shall notify Fund Services in writing within thirty (30) calendar days following receipt of each invoice if the Fund is disputing any amounts in good faith. The Fund shall pay such disputed amounts within ten (10) calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Fund is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Fund to Fund Services shall only be paid out of the assets and property of the Fund involved. 4. Representations and Warranties A. The Fund hereby represents and warrants to Fund Services, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that: (1) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its respective obligations hereunder; (2) This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and (3) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its organizational documents or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement. (4) A registration statement under the 1940 Act has become effective prior to the effective date of this Agreement and will remain effective during the term of this Agreement. B. Fund Services hereby represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that: (1) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; (2) This Agreement has been duly authorized, executed and delivered by Fund Services in accordance with all requisite action and constitutes a valid and

48081594.4 7 legally binding obligation of Fund Services, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and (3) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its organizational documents or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement. 5. Standard of Care; Indemnification; Limitation of Liability A. Fund Services shall exercise reasonable care in the performance of its duties under this Agreement. Neither Fund Services nor any of its affiliates or suppliers shall be liable for any error of judgment; mistake of law; fraud or misconduct by the Fund, the adviser or any other service provider to the Fund, or any employee of the foregoing; or for any loss suffered by the Fund or any third party in connection with its duties under this Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond Fund Services’ reasonable control, except a loss arising out of or relating to Fund Services’ refusal or failure to comply with the terms of this Agreement (other than where such compliance would violate applicable law) or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if Fund Services has exercised reasonable care in the performance of its duties under this Agreement, the Fund shall indemnify and hold harmless Fund Services from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable and documented attorneys’ fees) that Fund Services may sustain or incur or that may be asserted against Fund Services by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to Fund Services by the Fund’s investment adviser or by any duly authorized officer of the Fund, as approved by the Board of Directors of the Fund, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to Fund Services’ refusal or failure to comply with the terms of this Agreement (other than where such compliance would violate applicable law)or from its bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Fund Services” shall include Fund Services’ directors, officers and employees. Fund Services shall indemnify and hold the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature

48081594.4 8 (including reasonable attorneys’ fees) that the Fund may sustain or incur or that may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by Fund Services as a result of Fund Services’ refusal or failure to comply with the terms of this Agreement, or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of Fund Services, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the terms the “Fund” shall include it’s directors, officers and employees. Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement. In the event of a mechanical breakdown or failure of communication or power supplies beyond its reasonable control, Fund Services shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. Fund Services shall as promptly as possible under the circumstances notify the Fund in the event of any service interruption that materially impacts Fund Services’ services under this Agreement. Fund Services will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Fund Services as soon as practicable. Fund Services agrees that it shall, at all times, have reasonable business continuity and disaster recovery contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect Fund Services’ premises and operating capabilities, books and records maintained on behalf of the Fund at any time during regular business hours of Fund Services, upon reasonable notice to Fund Services. Moreover, Fund Services shall obtain and provide the Fund, at such times as they may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of Fund Services relating to the services provided by Fund Services under this Agreement. Notwithstanding the above, Fund Services reserves the right to reprocess and correct administrative errors at its own expense. Fund Services shall promptly notify the Fund upon discovery of any material administrative error, and shall consult with the Fund about the actions it intends to take to correct the error prior to taking such actions. A “material administrative error” means any error which the Fund’s management, including its Chief Compliance Officer, would reasonably need to know to oversee Fund compliance. B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the

48081594.4 9 event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent. C. The indemnity and defense provisions set forth in this Section 5 shall indefinitely survive the termination and/or assignment of this Agreement. D. If Fund Services is acting in another capacity for the Fund pursuant to a separate agreement, nothing herein shall be deemed to relieve Fund Services of any of its obligations in such other capacity. 6. Notification of Error The Fund will notify Fund Services of any discrepancy between Fund Services and the Fund, including, but not limited to, failing to account for a security position in the Fund’s portfolio, upon the later to occur of: (i) three business days after receipt of any reports rendered by Fund Services to the Fund; (ii) three business days after discovery of any error or omission not covered in the balancing or control procedure; or (iii) three business days after receiving notice from any shareholder regarding any such discrepancy. 7. Data Necessary to Perform Services The Fund or its agent shall furnish to Fund Services the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. 8. Proprietary and Confidential Information Fund Services agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present, or potential shareholders of the Fund (and clients of said shareholders) including all shareholder trading information, and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Fund Services may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, provided that to the extent permitted by law, Fund Services shall provide the Fund prior notice to such disclosure or when so requested by the Fund. Fund Services acknowledges that it may come into possession of material nonpublic information with respect to the Fund and confirms that it has in place effective procedures to prevent the use of such information in violation of applicable insider trading laws. Fund Services shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund

48081594.4 10 and its shareholders. In addition, Fund Services has implemented and will maintain an effective information security program reasonably designed to protect information relating to Shareholders (such information, “Personal Information”), which program includes sufficient administrative, technical and physical safeguards and written policies and procedures reasonably designed to (a) insure the security and confidentiality of such Personal Information; (b) protect against any anticipated threats or hazards to the security or integrity of such Personal Information, including identity theft; and (c) protect against unauthorized access to or use of such Personal Information that could result in substantial harm or inconvenience to the Fund or any Shareholder (the “Information Security Program”). The Information Security Program complies and shall comply with reasonable information security practices within the industry. Upon written request from the Administrator, Fund Services shall provide a written description of its Information Security Program. Fund Services shall promptly notify the Administrator in writing of any breach of security, misuse or misappropriation of, or unauthorized access to, (in each case, whether actual or alleged) any information of the Fund (any or all of the foregoing referred to individually and collectively for purposes of this provision as a “Security Breach”). Fund Services shall promptly investigate and remedy, and bear the cost of the measures (including notification to any affected parties), if any, to address any Security Breach. Fund Services shall bear the cost of the Security Breach only if Fund Services is determined to be responsible for such Security Breach. In addition to, and without limiting the foregoing, Fund Services promptly cooperate with the Administrator, the Fund or any of their affiliates’ regulators at Fund Services’ expense (only if Fund Services is determined to be responsible for such Security Breach) to prevent, investigate, cease or mitigate any Security Breach, including but not limited to investigating, bringing claims or actions and giving information and testimony. Notwithstanding any other provision in this Agreement, the obligations set forth in this paragraph shall survive termination of this Agreement. Fund Services will provide the Fund with certain copies of third party audit reports (e.g., SSAE 16 or SOC 1) through access to Fund Services’ CCO Portal (limited to two persons) to the extent such reports are available and related to services performed or made available by Fund Services under this Agreement. The Fund acknowledges and agrees that such reports are confidential and that it will not disclose such reports except to its employees and service providers who have a need to know and have agreed to obligations of confidentiality applicable to such reports. Notwithstanding the foregoing, Fund Services will not share any nonpublic personal information concerning any of the Fund’s shareholders to any third party unless specifically directed by the Fund or allowed under one of the exceptions noted under the Act. 9. Term of Agreement; Amendment This Agreement may be terminated by either party upon giving sixty (60) days’ prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within fifteen (15) days of notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement

48081594.4 11 executed by the parties. 10. Records Fund Services shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Fund, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. Fund Services agrees that all such records prepared or maintained by Fund Services relating to the services to be performed by Fund Services hereunder are the property of the Fund, as applicable, and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Fund on and in accordance with its request. Fund Services agrees to provide any records necessary to the Fund to comply with the Fund’s disclosure controls and procedures and internal control over financial reporting adopted in accordance with the SOX Act. Without limiting the generality of the foregoing, Fund Services shall cooperate with the Fund and assist the Fund, as necessary, by providing information to enable the appropriate officers of the Fund to (i) execute any required certifications and (ii) provide a report of management on the Fund’s internal control over financial reporting (as defined in Rule 30a-3(d) under the 1940 Act). 11. Governing Law This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder. 12. Duties in the Event of Termination In the event that, in connection with termination, a successor to any of Fund Services’ duties or responsibilities hereunder is designated by the Fund by written notice to Fund Services, Fund Services will promptly, upon such termination, except in the case of a material breach by Fund Services, in which case all expenses should be borne by Fund Services, and at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by Fund Services under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which Fund Services has maintained the same, the Fund shall pay any reasonable and documented expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Fund Services’ personnel in the establishment of books, records, and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Fund. 13. No Agency Relationship Fund Services shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized herein, have no authority to act for

48081594.4 12 or represent the Fund in any way or otherwise be deemed an agent of the Fund, or conduct business in the name, or for the account, of the Fund. 14. Data Necessary to Perform Services The Fund or its agents shall furnish to Fund Services the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If Fund Services is also acting in another capacity for the Fund, nothing herein shall be deemed to relieve Fund Services of any of its obligations in such capacity. 15. Assignment This Agreement may not be assigned by either party without the prior written consent of the other party. 16. Compliance with Laws The Fund has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940 Act, the Code, the SOX Act, the USA PATRIOT Act of 2001 and the policies and limitations of the Fund related to its portfolio investments as set forth in its current prospectus and statement of additional information (or similar disclosure documents) included in its registration statement on Form N-2 filed with the SEC. Fund Services’ services hereunder shall not relieve the Fund of its responsibilities for assuring such compliance or the Board of Directors’ oversight responsibility with respect thereto. The Fund shall immediately notify Fund Services if the investment strategy of the Fund materially changes or deviates from the investment strategy disclosed in the current prospectus, or if it becomes subject to any new law, rule, regulation, or order of a governmental or judicial authority of competent jurisdiction that materially impacts the operations of the Fund or the services provided under this Agreement. 17. Legal-Related Services Nothing in this Agreement shall be deemed to appoint Fund Services and its officers, directors and employees as the Fund’ attorneys, form attorney-client relationships or require the provision of legal advice. The Fund acknowledges that in-house Fund Services attorneys exclusively represent Fund Services and rely on outside counsel retained by the Fund to review all services provided by in-house Fund Services attorneys and to provide independent judgment on the Fund’s behalf. Because no attorney-client relationship exists between in-house Fund Services attorneys and the Fund, any information provided to Fund Services attorneys may not be privileged and may be subject to compulsory disclosure under certain circumstances. Fund Services represents that it will maintain the confidentiality of information disclosed to its in-house attorneys on a best efforts basis. 18. Notices Any notice required or permitted to be given by either party to the other shall be in writing

48081594.4 13 and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below: Notice to Fund Services shall be sent to: U.S. Bancorp Fund Services, LLC 777 East Wisconsin Avenue Milwaukee, WI 53202 Attn: GFS Contracts Email: GFSContracts@usbank.com and notice to the Fund shall be sent to: Churchill Direct Lending Fund c/o Churchill Asset Management LLC 375 Park Avenue, 10th Floor New York, NY 10152 Attn: Lily Xuan Email: Lily.Xuan@churchillam.com 19. Multiple Originals This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument. 20. Entire Agreement This Agreement, together with any exhibits, attachments, appendices or schedules expressly referenced herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, whether written or oral. SIGNATURES ON NEXT PAGE

48081594.4 14 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date written above. CHURCHILL DIRECT LENDING FUND U.S. BANCORP FUND SERVICES, LLC By: Name: Marissa Hassen Title: Chief Accounting Officer Date: September 30, 2026 By: Name: Title: Date: Elizabeth Scalf 10/1/2026 Senior Vice President

48081594.4 15 REQUIRED PROVISIONS OF DATA SERVICE PROVIDERS • The Fund shall use the Data solely for internal purposes and will not redistribute the Data in any form or manner to any third party, except as may otherwise be expressly agreed to by the Data Provider. • The Fund will not use or permit anyone else to use the Data in connection with creating, managing, advising, writing, trading, marketing or promoting any securities or financial instruments or products, including, but not limited to, funds, synthetic or derivative securities (e.g., options, warrants, swaps, and futures), whether listed on an exchange or traded over the counter or on a private-placement basis or otherwise or to create any indices (custom or otherwise). • The Fund will treat the Data as proprietary to the Data Provider. Further, the Fund shall acknowledge that the Data Provider is the sole and exclusive owners of the Data and all trade secrets, copyrights, trademarks and other intellectual property rights in or to the Data. • The Fund will not (i) copy any component of the Data, (ii) alter, modify or adapt any component of the Data, including, but not limited to, translating, decompiling, disassembling, reverse engineering or creating derivative works, or (iii) make any component of the Data available to any other person or organization (including, without limitation, the Fund’s present and future parents, subsidiaries or affiliates) directly or indirectly, for any of the foregoing or for any other use, including, without limitation, by loan, rental, service bureau, external time sharing or similar arrangement. • The Fund shall reproduce on all permitted copies of the Data all copyright, proprietary rights and restrictive legends appearing on the Data. • The Fund shall assume the entire risk of using the Data and shall agree to hold the Data Providers harmless from any claims that may arise in connection with any use of the Data by the Fund. • The Fund acknowledges that the Data Providers may, in their sole and absolute discretion and at any time, terminate USBGFS’ right to receive and/or use the Data. • The Fund acknowledges and agrees that the Data Providers are third party beneficiaries of the agreements between the Data Providers and USBGFS with respect to the provision of the Data, entitled to enforce all provisions of such agreement relating to the Data. • THE DATA IS PROVIDED TO THE FUND ON AN "AS IS" BASIS. USBGFS, ITS INFORMATION PROVIDERS, AND ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA MAKE NO REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE DATA (OR THE RESULTS TO BE OBTAINED BY THE USE THEREOF). USBGFS, ITS INFORMATION PROVIDERS AND ANY OTHER THIRD PARTY INVOLVED IN OR RELATED TO THE MAKING OR COMPILING OF THE DATA EXPRESSLY DISCLAIM ANY AND ALL IMPLIED WARRANTIES OF ORIGINALITY, ACCURACY, COMPLETENESS, NON- INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

48081594.4 16 Exhibit B to the Fund Administration Servicing Agreement Annual Base Fees Based upon the Average Net Assets per Fund* First $250 Million Next $250 Million Balance Minimum Fee per Fund Fund Administration & Fund Accounting 8 bps 6 bps 4 bps $100,000 per fund Chief Compliance Officer Support Fee** $3,000 per year per fund complex for each U.S. Bank service selected Note Additional fee of $15,000 for each additional class, blocker, Controlled Foreign Corporation (CFC), and/or sub-advisor **Global Fund Services does not serve as the fund’s Chief Compliance Officer Annual Base Fees include the following services: • Fund Administration: Adviser Information Source (On-line access to portfolio management and compliance information); Daily Performance Reporting (pre and post-tax fund and/or sub-advisor performance reporting.); Income Distribution Calculations and Payments (Limited to twelve), additional estimates to be negotiated ad-hoc; Core Tax Services (M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes for fiscal year- end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC, Prepare Annual TDF FBAR filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two), and cooperation with fund auditors.) • Chief Compliance Officer Support Fee: Access to the CCO Portal including business line Critical Procedures, Compliance Controls, Reporting on Testing of Compliance Controls, Annual U.S. Bank Global Fund Services CCO Review, SOC1 audits of business lines; Quarterly 38a-1 certifications to the CCO; CCO events, including quarterly business update calls and periodic webinars and CCO forums. *Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). Fees are calculated pro rata and billed monthly.

48081594.4 17 Additional Services Fund Administration and Fund Accounting Services Data Services Pricing and Security Setup Services For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually) • $0.08 – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps • $0.50 – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage-Backed Securities, and Municipal Bonds • $0.80 – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds • $1.00- Bank Loans • Derivative Instruments are generally charged at the following rates: – $0.90 – Interest Rate Swaps, Foreign Currency Swaps – $1.50 – Swaptions – $3.00 – Credit Default Swaps • $1.50 Intraday money market funds pricing, up to 3 times per day • $500 per manual Security Pricing per Month (>25 per day) Note: Prices are based on using Fund Services’ primary service provider, which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs, CDOs, private credit, private equity, and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements. Corporate Action and Factor Services (security paydown & prepayment time series) • $2.50 per Foreign Equity Security per Month for Corporate Action Services • $1.50 per Domestic Equity Security per Month for Corporate Action Services • $4.00 per CMO and Asset Backed Security per Month for Factor Services • $1.50 per Mortgage-Backed Security per Month for Factor Services Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance) • $1.50 per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

48081594.4 18 Index Service Fees • $50 per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data • $100 per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFR Indexes • $250 per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell • $500 per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM • $200 per month per fund additional fee for creation of a blended index, in addition to Tier index fees. Note: Rates are based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other custom, and blended indexes may result in additional fees. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider. All Data Service charges are subject to change based on cost increases from underlying data providers. Regulatory Filing Requirements • Form N-PORT – $12,000 per year, per Fund • Form N-CEN – $250 per year, per Fund SEC Reporting Platform Fee Active Disclosure • $42,500 (annually) – includes 10-Q, 10-K, and XBRL Tagging • $15,000 (annually) – includes Form 8Ks, Proxy Statements, other filings, if utilized. * *Includes access to file Form 8-Ks & Proxy Statements. U.S. Bank Fund Administration is not involved in the preparation and filing of Form 8-Ks & Proxy Statements. Daily Post-Trade Compliance Reporting Services • $20,000 for the first fund per fund complex • $2,500 for each additional fund SEC Derivatives Rule 18f-4 Confluence Technologies Offering Offering Price per Fund per Month* Limited Derivatives User $200 Full Derivatives User (no OTC derivatives) $300 Full Derivative User (with 1-5 OTC derivatives) $400 Full Derivative User (with 5 or more OTC derivatives) $500

48081594.4 19 Closed Fund Data Maintenance Fee $50 FTP Data Transmission – One-Time Setup Fee $200 FTP Data Transmission – Monthly Service Fee $50 *Additional fees may apply from index providers Section 15(c) Reporting • $2,000 per fund per standard reporting package for annual 15(c) meeting* • Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report • Performance reporting package: Peer Comparison Report • Additional 15c reporting is subject to additional charges • Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client. Rule 2a-5 Supplemental Services: Percentage of individual Level 2 instruments held by a Fund Monthly Fee for Such Fund 5% or less $100 More than 5% but less than 25% $200 25% or more $300 Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to Fund Services’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in Fund Services’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise. Digital Board Material Services: Comprehensive Digital Services Description Annual Price1 (USD) Base Fee $4,500 Per User Fee2 $500 Per Separate Committee3 Fee $500 2 Per user fee applies to all users. 3 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.

48081594.4 20 Light Digital Offering Description Annual Price1 (USD) Base Fee $2,000 Transfer In-Kind Services • Secondary Books for Cost Basis Tracking – $5,000 per sub-account per year ESG Compliance Reporting Services • Monthly Investor Transparency Reporting $12,000 per year per fund. Fund Services will provide a portfolio level ESG risk rating – across several criteria – to either the investment manager or the underlying investors as needed monthly. The ESG risk rating will be derived from leading market vendor data received in respect of those equity or equity derived portfolio investments where the corresponding risk data can be sourced. The risk rating will be assigned at a portfolio level based on its month end holdings and will be expressed as either a percentage of Net Asset Value or as a percentage of total portfolio holdings. Tax Reporting – C-Corporations Federal Tax Returns • Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $25,000 • Prepare Federal and State extensions (If Applicable) – Included in the return fees • Prepare provision estimates – $2,000 Per estimate State Tax Returns • Prepare state income tax returns for funds and blocker entities – $1,500 per state return • Sign state income tax returns – $2,000 per state return • Assist in filing state income tax returns – Included with preparation of returns • State tax notice consultative support and resolution – $1,000 per fund Tax Reporting – Controlled Foreign Corporations (CFCs) Prepare book-to-tax adjustments & Form 5471– $5,000 per year Optional Tax Services RIC • Additional Capital Gain Dividend Estimates – (First two included in core services) – $1,000 per additional estimate • State tax returns - (First two included in core services) – $1,500 per additional return

48081594.4 21 Partnership Tax Services Federal Tax Returns • Prepare partnership federal income tax returns for master or standalone investment fund (up to 100 investors): $5,000 • Prepare partnership federal income tax returns for feeder entity (up to 100 K-1s) – $2,000 • Prepare Federal and State extensions (If Applicable); Included in the return fees • Prepare corporate federal tax returns and analysis for US blocker entities – $2,500 per blocker • Prepare corporate federal tax returns and analysis for foreign blocker entities – $2,000 per blocker • Prepare tax analysis for Special Purpose Vehicles (SPV’s) – $2,000 per SPV • PFIC Statements: Additional $5,000 Per PFIC request • Coordinate filings and help facilitate payments to federal and local governments (If Applicable); Included in the return fees • Prepare K-1 estimates – $3,000 Per Estimate request State Tax Returns • Prepare state income tax returns for funds and blocker entities – $1,500 per state return • Sign state income tax returns – $2,000 per state return • Assist in filing state income tax returns – Included with preparation of returns • State tax notice consultative support and resolution – $1,000 per fund • Prepare New York Form IT- 204-LL – $250 Additional fee for Returns with over 100 investors to be added based on complexity. Note – Increase analysis due to side pocket allocation analysis may result in additional fees. Note – US Corporation preparation fees do not include 1099-DIV reporting Additional Fees and Expenses Miscellaneous Expenses All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: • Mailing, sorting and postage • Stationary • Specialized programming • Special/customized reports • Third-party data provider costs • Wash sales reporting • Tax e-filing charges • PFIC monitoring • Conversion expenses (if necessary) • Federal and state regulatory filing fees • Travel expenses • Third party auditing and legal expenses

48081594.4 22 • EDGAR/iXBRL filing (may be charged by third-party or U.S Bank) • Fair value services • Liquidity classification reporting • SWIFT processing • Manually processed trade files • Telephone toll-free lines • Service/data conversion, based on services performed • AML verification services • Record retention • Lost shareholder search • Unclaimed property reporting (data analysis, due diligence mailings and filings) • Disaster recovery charges • ACH fee Fed wire charges • NSCC activity charges • SS&C charges • Shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions) • Voice response (VRU) maintenance and development • Data communication and implementation charges • Omnibus conversions • FATCA and other compliance mailings • Electronic document archiving • Expenses incurred in the safekeeping, delivery and receipt of securities • Shipping • Transfer fees • Deposit withdrawals at custodian (DWAC) fees • SWIFT charges • Negative interest charges • Extraordinary expenses based upon complexity Additional Services Additional services not listed above shall be provided if and when mutually agreed upon for the fees mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.